SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2003

                                    PDI, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                        0-24249                 22-2919486
(State or other jurisdiction of         (Commission             (IRS Employer
       incorporation)                   File Number)         Identification No.)

          10 Mountainview Road,
         Upper Saddle River, NJ                                     07458
(Address of principal executive office)                           (Zip Code)

                                 (201) 258-8450
               Registrant's telephone number, including area code:

                                       N/A
          (Former name or former address, if changed since last report)

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Item 5. Other Events

      On February 13, 2003 the Registrant issued the following press release:

                 "PDI, Inc. Announces Lawsuit Filed by Auxilium
              Denies Alleged Claims in Testosterone Gel Litigation

      Upper Saddle River, NJ-- (February 13, 2003) PDI, Inc. (NASDAQ: PDII), Responding to a report commenting on a January 6, 2003 action in which PDI was named as a defendant in a lawsuit filed against it by Auxilium Pharmaceuticals, Inc. ("Auxilium"), in Pennsylvania Court of Common Pleas, Montgomery County, PDI has issued the following statement.

      Auxilium Pharmaceuticals, a company which develops and markets pharmaceutical products, including a testosterone gel product, asserts several claims related to PDI's alleged breaches of a Contract Sales Force Agreement entered into by the parties on November 20, 2002 and claims that PDI has and currently is misappropriating its trade secrets. Auxilium is seeking monetary and permanent injunctive relief, including preliminary injunctive relief, which would prevent, if granted, PDI from using Auxilium's alleged trade secrets.

      Charles Saldarini, Vice Chairman & CEO of PDI stated: "Auxilium brought this action after we announced our exclusive license agreement with Cellegy for a transdermal testosterone gel product. We believe that this claim is baseless and without merit and we are defending ourselves vigorously. PDI forcefully denies any allegations that it misused trade secrets of Auxilium. The agreement between Auxilium and PDI was non-exclusive and limited in scope to initial recruitment and human resources support for representatives who were going to detail Auxilium's testosterone gel product. It was Auxilium's intention all along to convert the representatives to employees of Auxilium in the very near future. At the appropriate time, we intend to file counter claims against Auxilium."

      Saldarini added, "PDI will seek to block any efforts to delay the introduction of our transdermal testosterone gel product and its unique delivery system. We regard Auxilium's attempts to tarnish our previously unassailed reputation as baseless as an intention to delay the entry of our product."

      PDI believes the likelihood of any order enjoining PDI from marketing and selling its product for any significant time is highly unlikely, as is the likelihood of any material damage award. Briefing and oral arguments are expected to conclude by early March and a decision is expected shortly thereafter. Skadden, Arps, Slate, Meagher & Flom, LLP is defending PDI in this proceeding.


      PDI will release its fourth quarter and year end 2002 financial results at close of business February 13, 2003. It will conduct a live webcast of its Earnings Release Briefing at 9:00 AM EDT on Friday, February 14, 2003. The live webcast of the event will be accessible through PDI's website, www.pdi-inc.com and will be archived on the website for future


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

      on-demand replay. For those without Internet access, the call can be accessed by dialing 1-877-423-4030 and asking for the PDI Earnings Release Conference Call.

      About PDI

            PDI is an innovative commercial sales and marketing provider to the biopharmaceutical and medical devices & diagnostics industries. Its three business units offer service and product-based capabilities for companies seeking to maximize profitable brand sales growth. The three units include the PDI Pharmaceutical Products Group, the PDI Sales and Marketing Services Group and the PDI Medical Devices and Diagnostics Group.

      For more information, visit the Company's website at www.pdi-inc.com.

      Statements contained in the Company's press release contain "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act, involving risks and uncertainties that may cause actual results to differ materially from those indicated due to a number of factors. This press release contains forward-looking statements regarding the potential outcome of a legal action. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, changes in our operating expenses, adverse patent or FDA developments, competitive pressures, changes in customer and market requirements and standards, and the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission, including without limitation PDI's Annual Report on Form 10-K for the year ended December 31, 2001. The forward looking-statements in this press release are based upon management's reasonable belief as of the date hereof. PDI disclaims any obligation to update these statements."


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PDI, INC.


                                          By: /s/  Bernard C. Boyle
                                             --------------------------------
                                             Bernard C. Boyle,  Executive Vice
                                             President and Chief  Financial
                                             Officer

Date: February 13, 2003


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